EXHIBIT 23.2



                               CONSENT OF COUNSEL


            We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 of the reference to us under the heading "Legal Matters" in the Prospectus forming a part of such Registration Statement.


                                        /s/  Mackall, Crounse & Moore, PLC



Minneapolis, MN

December 1, 1998